UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2017, HMS Holdings Corp. (the “Company”) and certain subsidiaries of the Company entered into Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment”) to amend the Company’s existing credit agreement (the “Existing Credit Agreement”), dated May 3, 2013, as amended, by and among the Company, the subsidiary guarantors party thereto, the lenders party thereto, and Citibank, N.A. as administrative agent. On December 19, 2017, upon the satisfaction of all the conditions set forth in the Amendment, the Existing Credit Agreement, as amended pursuant to the Amendment (the “Amended Credit Agreement”), became effective. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Wells Fargo Bank acted as joint lead arrangers and joint bookrunners for the Amendment.

The Amended Credit Agreement, among other things, provides for a senior secured revolving facility (the “Revolving Facility”) in an aggregate principal amount equal to $500 million, which includes a $50 million sublimit for the issuance of letters of credit and a $25 million sublimit for swingline loans. The Amended Credit Agreement also contains an accordion feature that permits the Company to increase the Revolving Facility up to the sum of (i) the greater of $120 million and 100% of Consolidated EBITDA (as defined in the Amended Credit Agreement) and (ii) an additional amount, subject to obtaining commitments from lenders therefor and meeting certain other conditions.

In connection with the Amendment, the Company used the proceeds of its borrowings under the Revolving Facility to repay its existing loans under the Existing Credit Agreement. Following the effective date of the Amendment, the proceeds of the Revolving Facility may be used to provide working capital from time to time for the Company, and for other general corporate purposes and any other activities permitted by the Amended Credit Agreement.

Interest Rates; Fees. Borrowings under the Revolving Facility bear interest at a variable interest rate equal to either a (i) base rate or an (ii) adjusted LIBOR rate, plus an interest margin based on the Company’s Consolidated Leverage Ratio (as defined in the Amended Credit Agreement) for the applicable period.

Under the Amended Credit Agreement, the Company will pay an unused commitment fee on the Revolving Facility ranging from 0.375% to 0.25% per annum based on the Company’s Consolidated Leverage Ratio and a letter of credit fronting fee equal to 0.125% per annum on the aggregate face amount of each letter of credit.

Maturity Date. The Revolving Facility will mature on December 19, 2022.

Representations; Covenants; Events of Default. The Amended Credit Agreement contains various customary representations and warranties by the Company and its subsidiaries, which include customary use of materiality, material adverse effect and knowledge qualifiers. The Amended Credit Agreement also contains (i) certain affirmative covenants that impose certain reporting and/or performance obligations on the Company and its restricted subsidiaries, (ii) certain negative covenants that generally limit, subject to various exceptions, the Company and its restricted subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, creating liens, engaging in mergers and consolidations, disposing of certain assets or property, making certain investments and acquisitions, entering into certain transactions with affiliates, swap agreements or sale-leasebacks, making certain restricted payments, including dividends and share repurchases, changing the Company’s fiscal year or the lines of business conducted by the Company or its restricted subsidiaries to a material extent, and prepaying certain junior indebtedness, (iii) financial covenants consisting of a maximum Consolidated Leverage Ratio and a minimum Interest Coverage Ratio (as defined in the Amended Credit Agreement), and (iv) customary events of default for financings of this type.

Under the Amended Credit Agreement, the negative covenants are subject to carve-outs, such as making investments and restricted equity or debt payments based on an available amount calculated with a “starter” basket of $50 million, plus (i) an amount equal to 50% of consolidated net income and (ii) other additional amounts based on returns on investments and equity issuances, in each case, subject to certain additional conditions. The Company also has the ability to make certain unlimited investments and restricted equity and debt payments, provided that the Company’s leverage ratio does not exceed certain agreed levels and no event of default shall have occurred and be continuing.

Events of default under the Amended Credit Agreement include, without limitation: non-payment of principal or reimbursement obligation when due; non-payment of interest, fees and other amounts for a period of five business days after the due date; material inaccuracies of representations and warranties; failure to perform or observe covenants, conditions or agreements (subject to any applicable grace periods); cross-defaults to certain indebtedness; inability to pay debts; certain acts of bankruptcy or insolvency; certain ERISA events; failure to pay certain material judgments; and a change of control as defined in the Amended Credit Agreement. The obligations of the Company and certain subsidiaries under the Revolving Facility may be declared due and payable upon the occurrence and during the continuance of an event of default.

Amended and Restated Security Agreement. In connection with the Amendment, the Company, certain subsidiaries of the Company and any other subsidiary who may become a party thereto (the “Subsidiary Securing Parties”), and Citibank, N.A., as collateral agent for the lenders party from time to time under the Amended Credit Agreement, entered into the Amended and Restated Security Agreement, dated as of December19, 2017. Pursuant to the Amended and Restated Security Agreement, the Revolving Facility is secured, subject to certain customary carve-outs and exceptions, by a first priority lien and security interest in substantially all tangible and intangible assets of the Company and Subsidiary Securing Parties.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, the Amended Credit Agreement and the Amended and Restated Security Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

The following agreements have been filed to provide investors with information regarding their respective terms. The agreements are not intended to provide any other actual information about the Company or its business or operations. In particular, the representations, warranties, and covenants contained in the agreements were made only for purposes of the respective agreement and, in certain circumstances, as of specific dates, and were solely for the benefit of the parties to the respective agreement. The assertions embodied in any representations, warranties, and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties, and covenants in the agreements may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the respective agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company or its business or operations on the date hereof.

(d)        Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the other Loan Parties party thereto, Citibank, N.A., as Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated as of May 3, 2013, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 8, 2017, and as further amended by Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the Guarantors party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent.

10.3	Amended and Restated Security Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the Subsidiary Securing Parties party thereto and Citibank, N.A., as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: December 21, 2017	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the other Loan Parties party thereto, Citibank, N.A., as Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated as of May 3, 2013, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 8, 2017, and as further amended by Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the Guarantors party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent.

10.3	Amended and Restated Security Agreement, dated as of December 19, 2017, by and among HMS Holdings Corp., the Subsidiary Securing Parties party thereto and Citibank, N.A., as Collateral Agent.